EXHIBIT 23.1



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the registration Statement of Diamond Entertainment Corporation on Form S-8 of our report dated June 15, 2001, on our audit of the financial statements of Diamond Entertainment Corporation. We also consent to the reference of our firm under the caption "Experts" in the Prospectus forming part of such Registration Statement.


/s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
---------------------------------------------
MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
Certified Public Accountants

Los Angeles, California
August 8, 2001










                                       19